Exhibit 4.2

EXECUTION VERSION

SIXTH SUPPLEMENTAL INDENTURE

by and among

BRISTOW GROUP INC.,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

U. S. BANK NATIONAL ASSOCIATION

as Trustee

Dated as of December 18, 2017

Supplemental to Indenture

Dated as of June 17, 2008

4.50% Convertible Senior Notes due 2023

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Table of Contents

(continued)

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Table of Contents

(continued)

Page

EXHIBIT B	Form of Notice of Conversion	B-1
EXHIBIT C	Form of Fundamental Change Repurchase Notice	C-1
EXHIBIT D	Form of Assignment and Transfer	D-1

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SIXTH SUPPLEMENTAL INDENTURE

THIS SIXTH SUPPLEMENTAL INDENTURE dated as of December 18, 2017 (this “Supplemental Indenture”), is entered into among Bristow Group Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors signatory hereto and U.S. Bank National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Original Indenture (as defined below).

RECITALS

A. The Company, certain Subsidiary Guarantors and the Trustee entered into that certain Indenture, dated as of June 17, 2008 (the “Original Indenture”), pursuant to which the Company may from time to time issue its debentures, notes, bonds or other evidences of indebtedness (collectively, the “Securities”).

B. Section 9.01 of the Original Indenture provides that the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee may, without the consent of the holders of the Securities, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03 of the Original Indenture.

C. The Company has duly authorized the issue of 4.50% Convertible Senior Notes due 2023 (as they may be issued from time to time under this Supplemental Indenture, including any Additional Notes, the “Notes”), and in connection therewith, the Company has duly determined to make, execute and deliver this Supplemental Indenture to set forth the terms and provisions of the Notes as required by the Original Indenture.

D. The Company has determined that this Supplemental Indenture is authorized or permitted by Section 9.01 of the Original Indenture and has delivered to the Trustee an Opinion of Counsel and Officers’ Certificate to the effect that all conditions precedent provided for in the Original Indenture to the execution and delivery of this Supplemental Indenture have been complied with.

E. The Form of Note, the Trustee’s Certificate of Authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for.

F. All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Original Indenture provided, the valid and legally binding obligations of the Company have been done.

G. All things necessary to make this Supplemental Indenture a valid and legally binding indenture and agreement according to its terms, and a valid and legally binding amendment of, and supplement to, the Original Indenture have been done.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Noteholders:

ARTICLE 1

DEFINITIONS

Section 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture affected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, except as otherwise provided herein, and which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.

Section 1.02 Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture and for purposes of the Original Indenture as it relates to the Notes shall have the respective meanings specified in this Section 1.02. Except as otherwise provided in this Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. All other terms used in this Supplemental Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Supplemental Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” shall have the meaning specified in Section 4.02.

“Additional Shares” shall have the meaning specified in Section 8.03(a).

“Applicable Stock Price” means the price of securities that constitute Reference Property determined in a manner substantially equivalent to the definition of Daily VWAP as determined in good faith by the Company.

“Cash Settlement” shall have the meaning specified in Section 8.02(a).

“Combination Settlement” shall have the meaning specified in Section 8.02(a).

“Conversion Price” on any day means a dollar amount (initially, approximately $15.64) equal to $1,000 divided by the Conversion Rate in effect on such day.

“Conversion Rate” is initially 63.9488 shares of Common Stock, subject to adjustment as set forth herein.

“Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Notes as set forth under the definition of Trading Price, which agent shall at no time be an Affiliate of the Company. The Company may, from time to time, change the Bid Solicitation Agent. The Bid Solicitation Agent will initially be the Trustee.

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, which stock is listed on the New York Stock Exchange at the date of this Supplemental Indenture, or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Company” means Bristow Group Inc., a Delaware corporation, and subject to the provisions of Article 7 hereof and Article V of the Original Indenture, shall include its successors and assigns.

“Conversion Agent” shall have the meaning specified in Section 3.02.

“Conversion Date” shall have the meaning specified in Section 8.02(c).

“Conversion Obligation” shall have the meaning specified in Section 8.01(a).

“Custodian” means U. S. Bank National Association, as custodian for the Depositary, with respect to the Notes in global form, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 1/40th of the product of (a) the Conversion Rate in effect on such day and (b) the Daily VWAP on such Trading Day. For purposes of the foregoing, the Daily Conversion Value of Reference Property will be determined by reference to (a) in the case of Reference Property or part of Reference Property that is traded on a National Securities Exchange, the Applicable Stock Price of such security or common stock, (b) in the case of any other property other than cash, the value thereof as determined by two independent nationally recognized investment banks as of the effective date of the transaction and (c) in the case of cash, 100% of the amount thereof.

“Daily Settlement Amount” means, for each of the 40 consecutive Trading Days during the Observation Period, (1) cash equal to the lesser of (i) the Daily Specified Dollar Amount and (ii) the Daily Conversion Value; and (2) if the Daily Conversion Value exceeds the Daily Specified Dollar Amount, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Specified Dollar Amount, divided by (ii) the Daily VWAP for such Trading Day.

“Daily Specified Dollar Amount” means the result obtained by dividing the Specified Dollar Amount by 40.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BRS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined by the Company without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Distributed Property” shall have the meaning specified in Section 8.04(c).

“Effective Date” means, with respect to a Make-Whole Fundamental Change, a consolidation, merger, share exchange, sale of all or substantially all of the Company’s assets or other similar transaction, the date on which such event or transaction becomes effective.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

(a) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors and (i) files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (ii) the Company otherwise becomes aware of any such person or group; provided that this clause (a) shall not apply to a transaction covered in clause (d) below, including any exception thereto; or

(b) the Common Stock or shares of common stock, depositary receipts or other certificates representing common equity interests into which the Notes are then convertible cease to be listed for trading on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market for a period of 20 consecutive Trading Days; or

(c) the Company’s shareholders approve any plan or proposal for the Company’s liquidation or dissolution; or

(d) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split or share combination or changes solely to par value) as a result of which all of the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which all of the

Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and any Subsidiary, taken as a whole, to any person other than a Subsidiary; provided, however, that neither (x) a transaction or event or series of transactions or events described in clause (i) or (ii) in which the holders of all classes of the Company’s common equity immediately prior to such transaction or event or series of transactions or events own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction or event or series of transactions or events in substantially the same proportions as such ownership immediately prior thereto nor (y) any merger or consolidation of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of the outstanding Common Stock solely into shares of Common Stock of the surviving entity shall be a fundamental change pursuant to this clause (d).

Notwithstanding the foregoing, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (d) above consists of shares of common stock traded or to be traded immediately following such transaction on The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market and, as a result of the transaction or transactions, the Notes become convertible, upon satisfaction of the conditions to conversion, into such common stock (and any rights attached thereto) and other applicable consideration.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(b).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 9.01(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.01(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Indenture” means the Original Indenture, as amended and supplemented by this Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including (unless context otherwise requires) Additional Interest, if any.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on June 1, 2018.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that occurs prior to June 1, 2023 and constitutes a Fundamental Change as described in clause (a) or clause (d) of the definition of Fundamental Change (but without regard to subclause (x) of the proviso in clause (d) of such definition).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m. New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means June 1, 2023.

“Merger Event” shall have the meaning specified in Section 8.06(a).

“National Securities Exchange” means a U.S. national securities exchange, including the New York Stock Exchange, the NASDAQ Global Market and NASDAQ Global Select Market.

“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 8.02(b).

“Observation Period” means, with respect to any Note being converted, the 40 consecutive Trading Days beginning on, and including, the second Trading Day after the Conversion Date for such Note; provided that with respect to any Conversion Date that is on or after the 44th Scheduled Trading Day immediately preceding the Maturity Date, the Observation Period shall mean the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“open of business” means 9:00 a.m. (New York City time).

“Original Indenture” means the indenture dated as of June 17, 2008 by and among the Company, the Subsidiary Guarantors named therein and the Trustee.

“Paying Agent” shall have the meaning specified in Section 3.02.

“Physical Settlement” shall have the meaning specified in Section 8.02(a).

“Record Date” shall have the meaning specified in Section 8.04(f).

“Reference Property” shall have the meaning specified in Section 8.06(a).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Settlement Amount” shall have the meaning specified in Section 8.02.

“Settlement Method” shall have the meaning specified in Section 8.02.

“Settlement Notice” shall have the meaning specified in Section 8.02.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 8.04(c).

“Stock Price” means (a) in the case of a Make-Whole Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock and (b) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices per share of Common Stock over the period of five consecutive Trading Days ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Days.

“Subsidiary Guarantors” means the Subsidiaries of the Company named as such on the signature page hereto, and any other Subsidiary of the Company that provides a Guarantee of the Notes in accordance with Section 3.07 hereof or Article X of the Original Indenture, and in each case, their successors.

“Trading Day” means a day during which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or quotation system on which the Common Stock is listed for trading and a Last Reported Sale Price for the Common Stock is available; provided that if the Common Stock is not listed for trading on a U.S. national or regional securities exchange or quotation system, “Trading Day” will mean a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” with respect to the Notes, on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.

“Trigger Event” shall have the meaning specified in Section 8.10.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Supplemental Indenture, except as provided in Section 8.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Subsidiaries” shall have the meaning specified in Section 4.01(f).

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount; Ranking. The Notes shall be designated as the “4.50% Convertible Senior Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to $143,750,000 aggregate principal amount subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.07, Section 8.02 and Section 9.03 hereof and Section 2.09 of the Original Indenture.

Section 2.02 Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Supplemental Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any National Securities Exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Supplemental Indenture. Payment of principal, accrued and unpaid interest and premium, if any (including any Fundamental Change Repurchase Price), on the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture.

Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its predecessor security) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the office of the Trustee at 225 Asylum Street, Hartford, CT 06103. The Company shall pay interest (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal in excess of $1,000,000, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary) or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.04 Payments of Additional Interest. If required by Section 4.02, each Note shall bear Additional Interest in the manner set forth herein. Whenever in this Supplemental Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in Section 4.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 2.05 Exchange and Registration of Transfer of Notes; Depositary.

(a) The Company shall cause to be kept at the corporate trust office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 3.02 being herein sometimes collectively referred to as the “Note Register,” in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” and shall constitute a Registrar (as such term is defined in the Original Indenture) for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 3.02.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 9 hereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in the form of Global Securities (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note shall be effected through the Depositary in accordance with this Supplemental Indenture and the procedures of the Depositary therefor.

Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for the Depositary.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 calendar days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, and any Noteholder has requested that the Notes be issued in definitive form in exchange for a Global Note, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each person that the Depositary identifies as a beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of a Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.06 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.07 Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen this Supplemental Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder; provided that no such additional Notes will be treated as part of the same series as the Notes unless such additional Notes will be part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 11.05 of the Original Indenture, as the Trustee shall reasonably request. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.

ARTICLE 3

PARTICULAR COVENANTS OF THE COMPANY

Section 3.01 Payment of Principal, Premium and Interest. The Company covenants and agrees that it will cause to be paid the principal of and premium, if any (including the Fundamental Change Repurchase Price), and accrued and unpaid interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes, may be paid by mailing checks for the amount payable to Noteholders entitled thereto as they shall appear on the registry books of the Company; provided that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, interest on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided further that payment of interest made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

Section 3.02 Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian, Bid Solicitation Agent and Conversion Agent and the corporate trust office and the office or agency of the Trustee each shall be considered as one such office or agency of the Company for each of the aforesaid purposes; provided that the Trustee may appoint an agent, reasonably acceptable to the Company, to perform the duties of the Bid Solicitation Agent.

Section 3.03 Existence. Except as permitted by Section 7.01 or Article V of the Original Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.04 Additional Interest. If Additional Interest is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the corporate trust office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 3.05 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

Section 3.06 Reporting Obligations. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission (unless the Commission will not accept such a filing) within the time periods specified in the Exchange Act and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the Trustee and the holders of the outstanding Notes:

(a) all quarterly and annual financial and other information with respect to the Company and its subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

So long as the Company is required to file periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, the Company’s obligation to deliver the information referred to above shall be deemed satisfied upon the filing of such information in the EDGAR system and the giving of notice to the Trustee as to the public availability of such information from such source.

Section 3.07 Future Guarantors. If any Subsidiary of the Company that is not a Subsidiary Guarantor guarantees or becomes a co-obligor with respect to any indebtedness for money borrowed for which the Company or another Subsidiary Guarantor is the borrower, then such Subsidiary shall, within 30 calendar days thereof, execute a supplement to the Indenture under which it shall become a Subsidiary Guarantor with respect to the Notes in accordance with the terms of Article 10 hereof and Article X of the Original Indenture.

ARTICLE 4

DEFAULTS AND REMEDIES

Section 4.01 Additional Events of Default; Modifications. In addition to those Events of Default set forth in Section 6.01 of the Original Indenture, the following events shall be Events of Default with respect to the Notes and the terms of the Original Indenture shall be modified as set forth below:

(a) failure by the Company to issue a notice with respect to a Fundamental Change when such notice becomes due in accordance with Sections 8.03(d) or 9.01(b);

(b) failure by the Company to comply with its obligations to repurchase the Notes as required under Article 9;

(c) failure by the Company to deliver when due of all cash and any shares of Common Stock or other consideration payable upon conversion with respect to the Notes, which failure continues for 10 days;

(d) failure by the Company to comply with Section 7.01 hereof upon receipt of notice of such Default from the Trustee or from holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and the failure to cure (or obtain a waiver of) such Default within 30 days after receipt of such notice;

(e) failure by any Subsidiary Guarantor to perform any covenant set forth in its Guarantee;

(f) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries, other than any Subsidiary that is designated an “Unrestricted Subsidiary” under the supplemental indenture governing the Company’s 6  1⁄4% senior notes due 2022 or any other indenture or supplemental indenture containing substantially similar provisions related to unrestricted subsidiaries or similar concepts (collectively, “Unrestricted Subsidiaries”) (or the payment of which is guaranteed by the Company or any of its Subsidiaries (other than Unrestricted Subsidiaries)), which default is caused by a failure to pay principal of or premium or interest on such indebtedness prior to the expiration of any grace period provided in such indebtedness, including any extension thereof (a “payment default”), or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates in excess of $50.0 million (or the foreign currency equivalent thereof) and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(g) a final judgment for the payment of $50.0 million (or the foreign currency equivalent thereof) or more (excluding amounts covered by insurance) is rendered against us or any Significant Subsidiary (other than Unrestricted Subsidiaries), which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(h) Numbered clauses (5) and (6) of Section 6.01 of the Original Indenture are hereby amended and restated in its entirety as follows:

“(5) the Company, any Subsidiary Guarantor, or any Significant Subsidiary (other than Unrestricted Subsidiaries), pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(A) is for relief against the Company, any Subsidiary Guarantor, or a Significant Subsidiary (other than Unrestricted Subsidiaries), as debtor in an involuntary case,

(B) appoints a Bankruptcy Custodian of the Company, any Subsidiary Guarantor, or a Significant Subsidiary (other than Unrestricted Subsidiaries), or a Bankruptcy Custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor, or a Significant Subsidiary (other than Unrestricted Subsidiaries), or

(C) orders the liquidation of the Company, any Subsidiary Guarantor, or a Significant Subsidiary (other than Unrestricted Subsidiaries); or”; and

(i) The final paragraph of Section 6.01 of the Original Indenture is hereby amended and restated in its entirety as follows: “A Default under clause (4) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company, the Subsidiary Guarantors and the Trustee, of the Default, and the Company or the applicable Subsidiary Guarantor, as the case may be, fails to cure (or obtain a waiver of) the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.””

Section 4.02 Sole Remedy for Failure to Report. Notwithstanding any other provision of the Indenture, if the Company so elects, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Section 3.06 will, for the 180 days beginning on and including the day on which the Event of Default occurs, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes (the “Additional Interest”) for each day during the 180-day period during which the Event of Default relating to the reporting obligations is continuing and neither waived nor cured (but not including the date on which the Event of Default relating to the reporting obligations shall have been cured or waived). This Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 180th calendar day after the commencement of such Additional Interest (if such violation is not cured or waived prior to such 180th calendar day), the Notes will be subject to acceleration upon written notice from the Trustee or holders of 25% of the outstanding principal amount of the Notes, in accordance with Section 6.02 of the Original Indenture.

In order to exercise the extension right and elect to pay the Additional Interest as the sole remedy following the occurrence of any Event of Default relating to the failure to comply with Section 3.06 in accordance with the preceding paragraph, the Company must notify all Noteholders and the Trustee and Paying Agent of such election on or before the date on which such Event of Default relating to such failure to report otherwise would occur (or, if such date is not a Business Day, on the first Business Day thereafter). Upon the Company’s failure to timely give such notice, the Notes will be subject to acceleration as provided above.

For the avoidance of doubt, the provisions of this Section 4.02 will not affect the rights of Noteholders in the event of the occurrence of any other Event of Default.

Section 4.03 Waivers of Certain Defaults. Section 6.04 of the Original Indenture is amended, for purposes of the Notes, to add after numbered clause (2) in the first sentence thereof, the following “or (3) a continuing Default or Event of Default in the delivery of cash, Common Stock or other consideration due upon conversion of any Security.”

ARTICLE 5

DEFEASANCE AND DISCHARGE

Section 5.01 No Defeasance or Early Discharge. Sections 8.01(b) and 8.01(c) of the Original Indenture shall not apply to the Notes. Section 8.01(a)(1)(B) of the Original Indenture shall be amended and restated with respect to the Notes to read as follows:

(B) all outstanding Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, whether at the Maturity Date or a Fundamental Change Repurchase Date and the Company shall have deposited with the Trustee, the Paying Agent or the Conversion Agent, if applicable, cash and shares of Common Stock or other consideration deliverable upon conversion of the Notes sufficient to pay and deliver all principal, interest and conversion consideration due with respect to all outstanding Notes; or

ARTICLE 6

MODIFICATIONS AND AMENDMENTS

Section 6.01 Modifications and Amendments Without Consent of Noteholders. With respect to the Notes, the numbered paragraphs (1) through (11) in the first paragraph of Section 9.01 of the Original Indenture shall be replaced in their entirety with the following:

(a) to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under the Indenture and the Notes;

(b) to add to the Company’s covenants for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company;

(c) to secure the Company’s obligations in respect of the Notes or to add a guarantor of the Notes or to release any Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture;

(d) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(e) to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise;

(f) to provide for conversion rights of holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs in accordance with the Indenture or otherwise comply with the provisions of the Indenture in the event of such a transaction;

(g) to adjust the Conversion Rate in accordance with the terms of this Supplemental Indenture;

(h) to cure any ambiguity, omission, defect or inconsistency in the Indenture;

(i) to conform the provisions hereof to any provision of the “Description of the Notes” section in the preliminary prospectus supplement, dated December 12, 2017, filed with the Securities and Exchange Commission in connection with the initial issuance of the Notes, as supplemented by the related pricing term sheet; or

(j) to make any change that does not adversely affect the rights of the holders of the Notes in any material respect.

Section 6.02 Modifications and Amendments With Consent of Noteholders. With respect to the Notes, the fifth paragraph of Section 9.02 of the Original Indenture shall be replaced in its entirety with the following:

“However, without the consent of the holder of each Note affected, an amendment, supplement or waiver under this Section 9.02 may not:

(a) alter the manner of calculation or rate of accrual of interest on the Note or change the time of payment of any installment of interest;

(b) make the Note payable in money or securities other than that stated in the Note;

(c) change the stated maturity of the Note or provisions relating to redemption of the Note;

(d) reduce the principal amount or Fundamental Change Repurchase Price with respect to the Note, or change any provisions with respect to redemption of the Notes;

(e) make any change that adversely affects the rights of a holder to convert the Note or changes the consideration to be received upon any such conversion, except in accordance with the terms of this Supplemental Indenture;

(f) make any change that adversely affects the right to require the Company to purchase the Note;

(g) impair the right to institute suit for the enforcement of any payment with respect to the Note or with respect to conversion of the Note; or

(h) change the provisions in the Indenture that relate to modifying or amending the Indenture or waiving any past defaults in the payment of principal, premium, if any, or interest on the Notes.”

ARTICLE 7

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01 Company May Consolidate, Etc. on Certain Terms. Notwithstanding anything to the contrary in Section 5.01 of the Original Indenture, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor Person in a single transaction or series of related transactions, unless:

(a) either:

(i) the resulting, continuing, surviving or transferee Person is the Company; or

(ii) the resulting, continuing, surviving or transferee Person, if other than the Company, is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture comply with the Indenture.

Any reference in the Original Indenture to Section 5.01 therein shall, for the Notes, be deemed a reference to this Section 7.01.

ARTICLE 8

CONVERSION OF NOTES

Section 8.01 Right to Convert. Subject to the provisions of this Article 8, on or prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, the Noteholders shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such holder’s Note into cash, shares of Common Stock, or a combination of cash and shares of Common Stock (subject to, and in accordance with, the settlement provisions of Section 8.02 hereof). The obligation of the Company to convert the Notes is referred to as the “Conversion Obligation.” The delivery to the Noteholder of the Settlement Amount together with any cash payment for such holder’s fractional shares, will be deemed to satisfy the Company’s obligation to pay the principal amount of the Notes and to satisfy the Company’s obligation to pay accrued and unpaid interest through the Conversion Date, except as provided in Section 8.02(h). Holders of Common Stock issued upon conversion, if any, will not be entitled to receive any dividends payable to holders of Common Stock as of a record date before the applicable Conversion Date (in the case of Physical Settlement) or before the last Trading Day of the applicable Observation Period (in the case of Combination Settlement).

Subject to the foregoing, prior to December 1, 2022, the Notes are convertible only in the circumstances described below in clauses (i)-(iii). On or after December 1, 2022, a Noteholder may surrender Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date without regard to such conditions.

(i) Conversion Upon Satisfaction of Common Stock Price Condition. Notes may be converted during any calendar quarter commencing after January 1, 2018, and only during such quarter, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the quarter immediately preceding such quarter (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Days, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 130% of the Conversion Price on such last Trading Day.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Notes may be converted during the five consecutive Business Days after any five consecutive Trading Days on which the Trading Price of $1,000 principal amount of Notes, as determined by the Bid Solicitation Agent following a request by the Company in accordance with the procedures described below in Section 8.01(c), for each Trading Day of such five Trading Days was less than 98% of the product of the Last Reported Sale Price of the Common Stock for such Trading Day and the Conversion Rate in effect on such day.

(iii) Conversion Upon Specified Corporate Transactions.

A Note may be converted during the applicable time period specified below if:

(A) the Company elects to make a distribution to all or substantially all holders of Common Stock of rights, warrants or options entitling them (for a period commencing no earlier than the date of distribution and expiring not more than 45 calendar days after the Record Date of the distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the average Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days immediately preceding the date such distribution was first publicly announced;

(B) the Company elects to make a distribution to all or substantially all holders of Common Stock, of cash or other assets, debt securities, or rights or warrants to purchase the Company’s securities (other than those described in Section 8.04(a) or (b)), where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) exceeds 10% of the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Days immediately preceding the date such distribution was first publicly announced;

(C) the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction (in each case other than with one of the Company’s wholly-owned Subsidiaries), in each case pursuant to which the Common Stock would be converted into (or holders of Common Stock would be entitled to receive) cash, securities or other property; or

(D) a Fundamental Change or a Make-Whole Fundamental Change occurs.

In the event of a distribution described in Sections 8.01(a)(iii)(A) and (B), the Company shall cause a written notice of such distribution to be given to the Trustee and the Conversion Agent and to be mailed to each Noteholder no later than 45 Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Noteholders may surrender their Notes for conversion to the Conversion Agent at any time thereafter until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time. No adjustment to the ability of Noteholders to convert will be made if the Noteholders are entitled to participate in a distribution without conversion.

In the event of a transaction described in Section 8.01(a)(iii)(C), the Company shall cause a written notice of such transaction to be given to the Trustee and the Conversion Agent and to each Noteholder no later than the date on which such transaction becomes effective. Once the Company has given such notice, Noteholders may surrender their Notes for conversion at any time from and including the Effective Date of such transaction until and including the date that is 30 calendar days after the Effective Date of such transaction.

In the event of a Fundamental Change or a Make-Whole Fundamental Change, the Company shall give notice to the Trustee, the Conversion Agent and the Noteholders in accordance with the provisions of Section 8.03(d). Once the Company has given such notice,

Noteholders may surrender their Notes for conversion at any time from and including the Effective Date of such transaction until and including the Business Day immediately preceding the Fundamental Change Repurchase Date with respect to such transaction (or with respect to an event that is a Make-Whole Fundamental Change but is not a Fundamental Change, the 35th Trading Day immediately following the effective date of such Make-Whole Fundamental Change).

(b) For each fiscal quarter of the Company commencing prior to December 1, 2022, the Company shall determine, on the first Business Day following the last Trading Day of the immediately preceding quarter, whether the Notes are convertible pursuant to clause (i) of Section 8.01(a). If the conditions set forth in clause (i) of Section 8.01(a) have been met, the Company shall so notify the Trustee and mail to each Noteholder a written notice.

(c) The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes pursuant to clause (ii) of Section 8.01(a) unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request unless a Noteholder who holds at least $2,000,000 principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes is reasonably likely to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate in effect on such day. If a Noteholder provides such evidence or if the Company otherwise elects to require such determination, the Company shall instruct the Bid Solicitation Agent to solicit bid quotations, and the Company shall select three independent nationally recognized securities dealers and instruct such dealers to provide bids to the Bid Solicitation Agent. The Company will determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 98% of the product of the Last Reported Sale price of the Common Stock and the Conversion Rate in effect on such day. The Bid Solicitation Agent shall promptly notify the Company of its determination on each such day. If the condition set forth in clause (ii) of Section 8.01(a) has been met, the Company shall so notify the Noteholders.

(d) For purposes of clause (ii) of Section 8.01(a), if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of Notes from an independent nationally recognized securities dealer on a Trading Day, then the Trading Price of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate in effect on such Trading Day.

Section 8.02 Conversion Procedure; Settlement Upon Conversion.

(a) Upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 8.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 8.02 (“Combination Settlement”), at its election, as set forth in this Section 8.02.

The Company shall, from time to time, make an election with respect to the method of settlement described above (each, a “Settlement Method”) and the Specified Dollar Amount, if applicable, that the Company shall use to satisfy its Conversion Obligation, which election will be effective until we provide notice of a different Settlement Method or specified Dollar Amount, as applicable. However, the Company shall always use the same Settlement Method and Specified Dollar Amount, if applicable, for all conversions occurring on any given Conversion Date. The Company shall initially be deemed to have elected Combination Settlement and a Specified Dollar Amount equal to $1,000. If the Company elects a different Settlement Method, the Company shall deliver a notice (the “Settlement Notice”) of the relevant Settlement Method and/or Specified Dollar Amount, as applicable, and the effective date of such Settlement Method and/or Specified Dollar Amount to all holders of the Notes, the Trustee and the Conversion Agent; provided that the effective date of such Settlement Method and/or Specified Dollar Amount shall be no earlier than the Trading Day preceding the date on which the Settlement Notice is delivered. If the Company elects to use Combination Settlement and fails to specify a Specified Dollar Amount in the Settlement Notice relating to its election of Combination Settlement, the Company shall be deemed to have elected a Specified Dollar Amount equal to $1,000. Concurrent with providing Settlement Notice, the Company shall issue a press release containing information regarding its election of Settlement Method and make such information available on its website. The Company shall not have the right to change the Settlement Method or the Specified Dollar Amount after the 84th Scheduled Trading Day preceding the Maturity Date. Prior to such date, the Company shall have the right to irrevocably elect a Settlement Method and Specified Dollar Amount by delivering the Settlement Notice to all holders of the Notes, the Trustee and the Conversion Agent and issuing a press release containing information regarding its election of Settlement Method and making such information available on its website.

(i) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period, plus in the case of Physical Settlement or Combination Settlement, cash in lieu of fractional shares as provided in Section 8.02(j).

(ii) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(iii) Except as otherwise provided herein, the Company shall deliver the Settlement Amount to the Noteholders who have surrendered Notes for conversion on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement (provided that with respect to any Conversion Date occurring on or after the regular Record Date immediately preceding the Maturity Date, the Company will settle any such conversion on the Maturity Date), or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method.

(b) Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(h) and, if required, all transfer or similar taxes, if any, as set forth Section 8.02(e) and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(h), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any, as set forth in Section 8.02(e). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 8 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 9.02.

If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) Each conversion shall be deemed to have been effected as to any Notes surrendered for conversion on the date that the holder of such Notes has complied with the requirements set forth in Section 8.02(b) above (the “Conversion Date”); provided, however, that the person in whose name any shares of Common Stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the Conversion Date (in the case of Physical Settlement) or as of the last trading day of the relevant Observation Period (in the case of Combination Settlement). Upon conversion of Notes, such person shall no longer be a Noteholder.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(e) If a holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, upon the conversion. However, the holder shall pay any such tax that is due because the holder requests any such shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(f) Except as provided in Section 8.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note with a record date after the Conversion Date.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) If Notes are converted after the close of business on a Interest Record Date but prior to the open of business on the immediately following Interest Payment Date, holders of such Notes as of the close of business on the Interest Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes, upon surrender for conversion during the period from the close of business on any Interest Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of the interest payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the

Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date but on or prior to the Business Day immediately following the related Interest Payment Date, (2) to the extent of any overdue interest, if any, existing at the time of conversion with respect to such Note or (3) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date and before the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued and unpaid interest on converted Notes.

(i) [Reserved].

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash. For purposes of the foregoing, fractional shares arising from the calculation of the Daily Settlement Amount for any day in the Observation Period shall be aggregated with fractional shares for all other days in such period in determining the Settlement Amount, and any whole shares resulting therefrom shall be issued and any remaining fractional shares shall be paid in cash as provided herein. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.

Section 8.03 Increase of Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes.

(a) If a Noteholder elects to convert Notes in connection with a Make-Whole Fundamental Change, then the Conversion Rate of the Notes being converted by such Noteholder shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) if any, as described herein. For purposes of this Section 8.03, any conversion of the Notes by a Noteholder will be deemed to be “in connection with” such Make-Whole Fundamental Change if it occurs during the period that begins on the Effective Date of such Make-Whole Fundamental Change and ends on (and includes) the Business Day prior to the Fundamental Change Repurchase Date relating to such Make-Whole Fundamental Change (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for subclause (x) of the proviso in clause (d) of the definition thereof, the 35th trading day immediately following the effective date of such Make-Whole Fundamental Change).

The increase in the Conversion Rate in connection with a Make-Whole Fundamental Change, expressed as a number of Additional Shares, will be determined by the Company by reference to the table and adjustments thereto in Section 8.03(b), based on the Effective Date of the Make-Whole Fundamental Change and the applicable Stock Price.

(b) The following tables set forth the Effective Date and number of Additional Shares by which the Conversion Rate will be increased upon a conversion in connection with a Make-Whole Fundamental Change that occurs in the corresponding period to be determined by reference to the Stock Price and Effective Date of the Make-Whole Fundamental Change:

Number of Additional Shares

(per $1,000 principal amount of Notes)

	Stock Price
Effective Date	$12.51	$13.50	$14.50	$15.64	$17.50	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00
December 18, 2017	15.9872	13.9271	12.1751	10.5329	8.4381	6.4174	3.9270	2.5128	1.6407	1.0735	0.4315	0.1281
June 1, 2018	15.9872	13.8880	12.0998	10.4300	8.3109	6.2811	3.8052	2.4157	1.5663	1.0174	0.3999	0.1094
June 1, 2019	15.9872	13.8507	11.9515	10.1966	8.0007	5.9397	3.4999	2.1771	1.3884	0.8878	0.3344	0.0794
June 1, 2020	15.9872	13.5955	11.5551	9.6973	7.4213	5.3504	3.0137	1.8162	1.1300	0.7060	0.2476	0.0423
June 1, 2021	15.9872	13.1457	10.8851	8.8722	6.4884	4.4317	2.3040	1.3227	0.7981	0.4856	0.1531	0.0098
June 1, 2022	15.9872	12.1082	9.4620	7.2018	4.7078	2.8041	1.2189	0.6607	0.3980	0.2420	0.0625	0.0001
June 1, 2023	15.9872	10.1253	5.0167	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i) if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the tables above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the tables above in the row immediately below the title “Effective Date,” then the number of Additional Shares for such Make-Whole Fundamental Change shall be determined by the Company by a straight-line interpolation between the number of Additional Shares set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365 day year, as applicable;

(ii) if the actual Stock Price of such Make-Whole Fundamental Change is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $12.51 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the number of Additional Shares shall be equal to zero and this Section 8.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

(iii) if an event occurs that requires, pursuant to Section 8.04, an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the tables above under the row titled “Stock Price” shall be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock

Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with Section 8.04, immediately after such adjustment to the Conversion Rate; and

(iv) each number of Additional Shares set forth in the tables above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 8.04.

In no event will the Conversion Rate after adjustment described in this Section 8.03(b) exceed 79.9360 per $1,000 principal amount of Notes, subject to adjustments as set forth in Section 8.04.

(c) For the avoidance of doubt, the increases provided for in Section 8.03 shall only be made with respect to the Notes being converted in connection with such Make-Whole Fundamental Change and shall not be effective as to any Notes not so converted.

(d) As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change and no later than (i) the 15th Scheduled Trading Day prior to the date on which such Make-Whole Fundamental Change is anticipated to become effective in the case of a Make-Whole Fundamental Change described in clause (d) of the definition of Fundamental Change, or (ii) two Business Days after the Company learns of a Make-Whole Fundamental Change described in clause (a) of the definition of Fundamental Change, the Company shall provide written notice of such anticipated Effective Date to the Trustee and the Conversion Agent and mail a notice to each Noteholder, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, the anticipated Effective Date of such proposed Make-Whole Fundamental Change. Each such notice, press release notice, announcement and publication shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than the actual Effective Date of each Make-Whole Fundamental Change, the Company shall provide written notice to the Trustee and the Conversion Agent and mail a notice to each Noteholder, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, such Effective Date and the amount by which the Conversion Rate has been so increased.

Section 8.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of the outstanding shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR’	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of outstanding shares of Common Stock immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of outstanding shares of Common Stock immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be, assuming, for this purpose only, the completion of such dividend, distribution, share split or share combination, as the case may be, immediately prior to the open of business on such date.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, or any split or combination of the type described in this Section 8.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the new Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.

(b) In case the Company shall distribute to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days after the Record Date of such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock on the 10 consecutive Trading Days immediately preceding the date that such distribution was first publicly announced, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of outstanding shares of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the applicable Last Reported Sale Price of the Common Stock, and in determining the aggregate exercise price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Conversion Rate be decreased pursuant to this Section 8.04(b), except for readjustments described above.

(c) In case the Company shall distribute to all or substantially all holders of its Common Stock shares of its capital stock, evidences of its indebtedness, other of its assets or property or rights, options or warrants, excluding (i) dividends or distributions covered by Section 8.04(a) or Section 8.04(b), (ii) dividends or distributions paid exclusively in cash, as to which the provisions in Section 8.04(d) shall apply, (iii) distributions solely of Reference

Property in exchange for Common Stock in connection with a transaction described under Section 8.06 and (iv) Spin-Offs to which the provisions set forth below in this Section 8.04(c) shall apply (any of such shares of capital stock, indebtedness, other asset or property or rights, options or warrants hereinafter in this Section 8.04(c) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to one share of the Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall receive on the date on which the Distributed Property is distributed to holders of the Common Stock, for each $1,000 principal amount of Notes upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such distribution. Except as provided below, if the Board of Directors determines “FMV” for purposes of this Section 8.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

In lieu of the foregoing, with respect to an adjustment pursuant to this Section 8.04(c) where there has been a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest of or relating to a Subsidiary or other business unit of the Company, which will be listed for trading on the National Securities Exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of the Spin-Off;

CR’	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date of the Spin-Off;

FMV	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of the Common Stock on its principal trading market applicable to one share of the Common Stock over the 10 consecutive Trading Days immediately following, and including, the Ex-Dividend Date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0		the average of the Last Reported Sale Prices of the Common Stock over the Spin-Off Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will be determined on the last Trading Day of the Spin-Off Valuation Period but will be given effect at the open of business on the Ex-Dividend Date for such Spin-Off. Notwithstanding the foregoing, (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Spin-Off Valuation Period, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the valuation period, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such spin-off to, but excluding, such Trading Day in determining the Conversion Rate as of such Trading Day. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the preceding paragraph to 10 consecutive Trading Days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

If any distribution referred to above is declared but not paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company pays any cash dividend to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten Trading Days immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount of such cash dividend applicable to one share of Common Stock.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes upon conversion, the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate in effect on the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day succeeding the date such tender or exchange offer expires;

CR’	=	the new Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of outstanding shares of Common Stock immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of outstanding shares of Common Stock immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange pursuant to such tender offer or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the10 consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 8.04(e) with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 8.04(e) with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the conversion rate as of such Trading Day. In addition, if the Trading Day next succeeding the expiration date is less than 10 Trading Days prior to, and including, the end of the Observation Period (if applicable) in respect of any conversion, references in this Section 8.04(e) to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date to, and including, the last Trading Day of such Observation Period. If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 8.04(e), except with respect to readjustment described above.

(f) For purposes of this Section 8.04, the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described herein, and a holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted conversion rate for such ex-dividend date in accordance with Section 8.02, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

If:

(i)	the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation through Combination Settlement and shares of Common Stock are deliverable to settle the Daily Settlement Amount for a given Trading Day within the Observation Period applicable to Notes converted by a Noteholder,

(ii)	any distribution or transaction described above in this Section 8.04 has not yet resulted in an adjustment to the Conversion Rate on the Trading Day in question, and

(iii)	the shares a Noteholder will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares were not held on a related Record Date or otherwise), then the Company will adjust the number of shares that the Company will deliver to such Noteholder in respect of the relevant Trading Day in a commercially reasonable manner to reflect the relevant distribution or transaction.

If:

(i)	the Company elects to satisfy (or is otherwise required to satisfy) its Conversion Obligation solely in shares of Common Stock (other than cash in lieu of any fractional share),

(ii)	any distribution or transaction described above in this Section 8.04 has not yet resulted in an adjustment to the Conversion Rate on a given Conversion Date, and

(iii)	the shares a Noteholder will receive on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such shares were not held on a related Record Date or otherwise), then the Company will adjust the number of shares that the Company will deliver to such Noteholder in respect of such conversion of Notes in a commercially reasonable manner to reflect the relevant distribution or transaction.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(h) In addition to those required by clauses Section 8.04(a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable rules of the National Securities Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05 a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) The Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(ii) upon the issuance of any shares of the Common Stock or restricted stock units or options or rights (including stockholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of any of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in this Section 8.04;

(v) for a change in the par value of the Common Stock;

(vi) for accrued and unpaid interest; or

(vii) for any transactions described in this Section 8.04, if Noteholders participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in such transactions as if such Noteholders held a number of shares of Common Stock equal to the Conversion Rate in effect on the date of such adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.

(j) All calculations and other determinations under this Article 8 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Trustee shall have received such Officers’ Certificate, the Trustee and Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05, within 10 calendar days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during any consecutive Trading Day period used for the measurement of any adjustment required under this Section 8.04. In addition, if the effective date of any adjustment event described in this 8.04 occurs during an Observation Period for any Notes, then the Company will make proportional adjustments to the number of deliverable shares for each Trading Day during the portion of the Observation Period preceding the effective date of such adjustment event.

Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make any adjustments to each that it reasonably determines to be appropriate to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values or Daily Settlement Amounts are to be calculated, without duplication of any adjustment made pursuant to this Section 8.04.

Section 8.05 Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 8.06 Effect of Reclassification, Consolidation, Merger or Sale; Treatment of Reference Property.

(a) Upon the occurrence of (i) any reclassification of the Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or combination involving the Company, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company, and pursuant to such reclassification, consolidation, merger, combination, sale or conveyance, the Common Stock is converted into or exchanged for stock, other securities, other property or assets (including cash) or any combination thereof (any such event a “Merger Event”), then at the effective time of the Merger Event, the right to convert each $1,000 principal amount of Notes based on a number of shares of Common Stock equal to the Conversion Rate will be changed into the right to convert such principal amount of Notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction, and the Company or issuer of Reference Property, or such successor or surviving, purchasing or transferee Person or issuer of Reference Property, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture providing for the foregoing. At and after the effective time of the Merger Event, (i) the Company shall continue to have the right to determine the form of consideration to be paid and delivered, as the case may be, upon conversion of the notes, in accordance with Section 8.02 hereof and (ii)(x) any amount payable in cash upon conversion of the Notes as set forth under Section 8.02 hereof will continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes as set forth under Section 8.02 hereof will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction and (z) the Daily VWAP will be calculated based on the value of the amount and kind of Reference Property that a holder of one share of Common Stock would have received in such transaction. If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of Reference Property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the Notes will be convertible) will be deemed to be (x) based on the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify holders, the Trustee and the Conversion Agent of the weighted average as soon as practicable after such determination is made. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction, (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such transaction and (ii) the Company shall satisfy its Conversion Obligation by paying cash to converting holders on the second Business Day immediately following the Conversion Date. The Company shall not be a party in any Merger Event unless the terms thereof are consistent with this Section 8.06(a).

In the event the Company shall execute a supplemental indenture in accordance herewith, the Company shall promptly give the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in this Sixth Supplemental Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(b) None of the foregoing provisions shall affect the right of a Noteholder to convert its Notes in accordance with the provisions of this Article 8 prior to the effective date of such Merger Event. The provisions of this Section 8.06 shall similarly apply to successive Merger Events.

Section 8.07 Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any National Securities Exchange or automated quotation system the Company shall, if permitted by the rules of the relevant exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 8.08 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 8.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 of the Original Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 8.09 Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 8.04; or

(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 8.04; or

(c) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give to the Trustee and to mail to each Noteholder at its address appearing on the Note Register or publicly announce, unless another notice of such event is specified elsewhere in this Supplemental Indenture, at least 15 calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 8.10 Stockholder Rights Plans.

(a) To the extent the Company adopts a stockholder rights plan after the issuance of the Notes, then upon conversion of the Notes, in addition to shares of the Common Stock, if any, holders will receive the rights under the rights plan, unless prior to any conversion, the stockholder rights plan expires or terminates or a Trigger Event (as described below) occurs.

(b) In the event that the Company distributes rights or warrants pursuant to any stockholder rights plan to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, then such rights or warrants shall be deemed not to have been distributed for purposes of Section 8.04(c) (and no adjustment to the Conversion Rate under Section 8.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 8.04(c). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 8.04(c) was made, (1) in the case of any such rights or warrants that shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued (subject to the proviso in Section 8.10(a)).

ARTICLE 9

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01 Repurchase at Option of Holders upon a Fundamental Change.

(a) In the event a Fundamental Change shall occur at any time when any Notes remain outstanding, each Noteholder shall have the right, at such holder’s option, to require the Company to purchase all of such holders’ Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Repurchase Date”) that is not less than 20 nor more than 35 Business Days (or any longer period required by law) after the date on which the Company gives the notice of such Fundamental Change pursuant to clause (b) below, at a purchase price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If such Fundamental Change Repurchase Date falls after a Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the principal amount to the Noteholders surrendering the Notes for repurchase pursuant to this Section 9.01, and pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Interest Record Date. Repurchases of Notes under this Section 9.01 shall be made on the Fundamental Change Repurchase Date, at the option of the holder thereof, upon:

(i) delivery to the Paying Agent by a holder of a duly completed notice in the form set forth on the reverse of the Note as Exhibit C thereto (the “Fundamental Change Repurchase Notice”) on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the corporate trust office of the Paying Agent in the United States, such book-entry transfer or delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.01 shall be consummated by the payment of the Fundamental Change Repurchase Price promptly following the later of the Business Day following the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 9.01(a).

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) Within 15 Business Days after the occurrence of a Fundamental Change, the Company shall give to the Trustee, the Paying Agent and the Conversion Agent and provide or cause to be provided to all holders of record of the Notes a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Effective Date of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Simultaneously with the providing of such notice, the Company will also publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a holder may exercise the repurchase right set forth in this Section 9.01;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Conversion Rate, and if applicable, any adjustments to the Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

(ix) that the holder must exercise the repurchase right set forth in this Section 9.01 on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(x) that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and

(xi) the procedures that holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.01.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(d) In connection with any purchase offer, the Company will, to the extent applicable:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act;

(ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act; and

(iii) otherwise comply with all applicable U.S. federal and state securities laws in connection with any offer by the Company to purchase the Notes.

Section 9.02 Withdrawal of Fundamental Change Repurchase Notice.

(a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the corporate trust office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice, as the case may be, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note;

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

Section 9.03 Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 of the Original Indenture) on or prior to 11:00 a.m., New York City time, on the Business Day following the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of (i) the Business Day following the Fundamental Change Repurchase Date with respect to such Note and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 9.01, as applicable, by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m., New York City time, on the Business Day following the Fundamental Change Date, as the case may be, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased, then (i) such Notes will cease to be outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (ii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 9.01, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 10

SUBSIDIARY GUARANTEES

Section 10.01 General. Each Subsidiary Guarantor hereby agrees, by entering into this Supplemental Indenture, that the Notes shall be entitled to the benefits of the Guarantee of the Subsidiary Guarantor in accordance with Article X of the Original Indenture, and that it shall be a “Subsidiary Gurantor” with respect to the Notes for all purposes of the Original Indenture. For purposes of Section 10.02 of the Original Indenture, the notation of guarantee shall be in substantially the form set forth in Exhibit A hereto.

Section 10.02 Mergers, Etc. No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), whether or not affiliated with such Subsidiary Guarantor, unless

(a) subject to the provisions of Section 10.04 of the Original Indenture (as amended by Section 10.03 below), the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) shall execute a supplement to the Indenture providing for a Guarantee and deliver an Opinion of Counsel satisfactory to the Trustee to the effect that such transaction is permitted; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Section 10.03 Release. Clause (ii) of the second sentence of Section 10.04(a) of the Original Indenture is, with respect to the Notes, amended to read in its entirety as follows:

(ii) following delivery of an Officers Certificate and an Opinion of Counsel by the Company to the Trustee to the effect that such Subsidiary Guarantor has ceased to guarantee or be a co-obligor with respect to any indebtedness for borrowed money for which the Company or another Subsidiary Guarantor is the borrower, other than the Notes, provided that if the foregoing release condition is no longer satisfied, the Company shall cause such Guarantee to be reinstated by delivering an appropriate supplement to the Indenture satisfactory to the Trustee.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 11.02 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

Section 11.03 Payments on Business Days. The following provision shall apply to the Notes in lieu of Section 11.07 of the Original Indenture. In any case where any scheduled Interest Payment Date, Maturity Date or Fundamental Change Repurchase Date is not a Business Day, then the required payment or delivery will be made on the next succeeding Business Day with the same force and effect as if made on such date, and no interest shall accrue for the period from and after such date to that next succeeding Business Day.

Section 11.04 No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.05 Trust Indenture Act.    This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 11.06 Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 11.07 Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Supplemental Indenture and the Notes (including any determinations of the Last Reported Sale Price of the Common Stock, the Applicable Stock Price, Daily Settlement Amounts, Daily Conversion Values, accrued interest payable on the Notes, Daily VWAPs, the Conversion Rate and the Settlement Amounts). The Company shall make all such calculations in good faith and, absent manifest error; its calculations will be final and binding on Noteholders. The Company upon request shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Noteholder upon the written request of such Noteholder.

Section 11.08 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.09 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 11.10 Severability. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representatives as of the date first above written.

THE COMPANY:

BRISTOW GROUP INC.

By:	/s/ L. Don Miller
Name: L. Don Miller
Title: Senior Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:

BRISTOW U.S. LLC

By:	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Manager

BRISTOW ALASKA INC.

By:	/s/ Robert Phillips
Name: Robert Phillips
Title: President

BRISTOW HELICOPTERS INC.

By:	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Vice President and Treasurer

Signature Page to Sixth Supplemental Indenture

BHNA HOLDINGS INC.

By:	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Vice President and Treasurer

BRISTOW U.S. LEASING LLC

By:	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Vice President and Treasurer

Signature Page to Sixth Supplemental Indenture

TRUSTEE:

U. S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Susan C. Chadbourne
Name: Susan C. Chadbourne
Title: Vice President

Signature Page to Sixth Supplemental Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BRISTOW GROUP INC.

4.50% Convertible Senior Note due 2023

No. __	$	__________

CUSIP No. _______

Bristow Group Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to             , or registered assigns, the principal sum of             Dollars (which amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on June 1, 2023.

This Note shall bear interest on the outstanding principal amount at the rate of 4.50% per year (subject to increase as set forth in Section 4.02 of the Supplemental Indenture) from December 18, 2017, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2018, to holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively.

Payment of the principal of and premium, if any, and accrued and unpaid interest on this Note shall be made at the office or agency of the Company maintained for that purpose in the United States, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Each installment of interest may be paid by check mailed to such holder’s address as it appears in the Note Register; provided, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, accrued and unpaid interest on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

Interest on this Note will be paid on the basis of a 360-day year composed of twelve 30-day months.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and Common Stock, if any, on the terms set forth in the Indenture.

This Note shall be governed by the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BRISTOW GROUP INC.

By:
Name: L. Don Miller
Title: Senior Vice President and Chief Financial Officer

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

U. S. BANK NATIONAL ASSOCIATION

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

BRISTOW GROUP INC.

4.50% Convertible Senior Note due 2023

This Note is one of a duly authorized issue of Securities of the Company, designated as its 4.50% Convertible Senior Notes due 2023 (herein called the “Notes”), issued or to be issued under and pursuant to an Indenture dated as of June 17, 2008 by and among the Company, certain subsidiaries of the Company named therein and U.S. Bank National Association (herein called the “Trustee”) (herein called the “Original Indenture”), as supplemented by the Sixth Supplemental Indenture dated as of December 18, 2017 by and among the Company, the Trustee and the Subsidiary Guarantors named therein (herein called the “Sixth Supplemental Indenture” and the Original Indenture, as supplemented by the Sixth Supplemental Indenture, the “Indenture”) to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, except as set forth in Section 4.02 of the Supplemental Indenture, the principal of, premium, if any, and interest on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority of outstanding principal amount of the Notes, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority of outstanding principal amount of the Notes may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption at the option of the Company.

The Notes are not subject to any sinking fund.

Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) at the price specified in the Indenture.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock, or a combination thereof, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

The Notes are guaranteed by the Subsidiary Guarantors as described in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT

_________________________________Custodian
(Cust)

TEN ENT — as tenants by the entireties

(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common
Uniform Gifts to Minors Act _________(State)

Additional abbreviations may also be used

though not in the above list.

NOTATION OF GUARANTEE

Each of the Subsidiary Guarantors (which term includes any successor Person under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.

The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article X of the Original Indenture and Article 10 of the Sixth Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

SCHEDULE A

BRISTOW GROUP INC.

4.50% Convertible Senior Notes due 2023

The initial principal amount of this Global Note is $            . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: Bristow Group Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and, if applicable, shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the cash and shares of Common Stock issuable and deliverable upon such conversion, together with any cash in lieu of fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:______________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

B-1

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000
NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Social Security or Other Taxpayer Identification Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Bristow Group Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Bristow Group Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-1